LEND LEASE HYPERION HIGH-YIELD
                                 CMBS FUND, INC.

                             DISTRIBUTION AGREEMENT

         AGREEMENT, dated as of January 1, 2000, by and between Lease Lend Hyperion High-Yield CMBS Fund, Inc. (the "Fund"), a Maryland corporation and Lend Lease Capital Markets Inc. (the "Distributor"), a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Fund is engaged in business as a non-diversified, closed-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

         WHEREAS, the Fund wishes to engage the Distributor to provide certain services with respect to the distribution of shares of common stock (par value $.001 per share) of the Fund ("Shares"), and the Distributor is willing to provide such services to the Fund on the terms and conditions hereinafter set forth;

         WHEREAS, the Distributor is registered as a broker-dealer under the Exchange Act of 1934 and is a member of the National Association of Securities Dealers in good standing;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. In General

         The Distributor agrees, all as more fully set forth herein, to act as distributor to the Fund to provide certain services with respect to the distribution of Shares.

         2. Duties and the Obligation of the Distributor

            (a) The Fund grants to the Distributor the right, as agent of the Fund, to sell the unsold portion of the Shares in accordance with the Fund's prospectus.

            (b) The Distributor shall act as Fund agent and is hereby appointed to offer, and to solicit offers to subscribe to, the unsold balance of Shares. All subscriptions for Shares obtained by the Distributor shall be directed to the Fund for acceptance and shall not be binding until accepted by the Fund. The Distributor shall have no authority to make binding subscriptions on the Fund's behalf. The Fund reserves the right to sell Shares through other


299809.5
distributors or directly to investors through subscriptions received by the Fund at its principal office in New York, New York. The right given to the Distributor under this Agreement shall not apply to Shares issued in connection with (a) the merger or consolidation of any other investment company with the Fund, (b) the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company, or (c) the reinvestment in Shares by the Fund's stockholders of dividends or other distributions or any other offering by the Fund of securities to Fund stockholders.

            (c) The Distributor shall use its best efforts to obtain subscriptions to Shares upon the terms and conditions contained herein and in the Fund's Prospectus, as in effect from time to time. The Distributor shall send to the Fund promptly all subscriptions placed with the Distributor. The Fund shall furnish the Distributor from time to time, for use in connection with the offering of Shares such other information with respect to the Fund and Shares as the Distributor may reasonably request. The Fund shall supply the Distributor with such copies of the Fund's Registration Statement and Prospectus, as in effect from time to time, as the Distributor may request. Except as the Fund may authorize in writing, the Distributor is not authorized to give any information or to make any representation that is not contained in the Registration Statement or Prospectus, as then in effect. The Distributor may use employees, agents and other persons, at its own cost and expense, to assist it in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be the Fund's agent or have any rights under this Agreement. The Distributor may sell Shares to or through qualified brokers, dealers and financial institutions under selling and servicing agreements provided that no dealer, financial institution or other person shall be appointed or authorized to act as agent of the Fund without written consent. All sales of Shares effected through the Distributor will be made in compliance with all applicable federal securities laws and regulations and the Constitution, rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

            (d) The Fund reserve the right to suspend the offering of Shares at any time, in the absolute discretion of the Board of Directors, and upon notice of such suspension the Distributor shall cease to offer our shares hereunder.

            (e) Both parties will cooperate with one another in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states as the Fund may designate, provided, that the Distributor shall not be required to register as a broker-dealer or file a consent to service of process in any such state where the Distributor is not now so registered. Pursuant to the Investment Management Contract in effect between the Fund and the Adviser, the Fund will pay all fees and expenses of registering Shares under the 1940 Act and of qualification of Shares and to the extent necessary, the Fund's qualification under applicable state securities laws. The Distributor will pay all expenses relating to its broker-dealer qualification.

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

            (f) The Fund represents to the Distributor that the Registration Statement and Prospectus have been carefully prepared to date in conformity with the requirements of the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder. The Fund represents and warrants to the Distributor, as of the date hereof, that the Registration Statement and Prospectus contain all statements required to be stated therein in accordance with the 1940 Act and the SEC's rules and regulations thereunder; that all statements of fact contained therein are or will be true and correct at the time indicated or the effective date as the case may be; and that neither the Registration Statement nor the Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Fund will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of future development, shall, in the opinion of Fund counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares. If the Fund shall not file such amendment or amendments within fifteen days after the receipt of a written request from the Distributor to do so, the Distributor may, at the Distributor's option, terminate this agreement immediately. The Fund will not file any amendment to the Registration Statement or Prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing in this agreement shall in any way limit the Fund's right to file such amendments to the Registration Statement or Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional. The Fund represents and warrants to the Distributor that any amendment to the Registration Statement or Prospectus hereafter filed by the Fund will be carefully prepared in conformity within the requirements of the 1940 Act and the SEC's rules and regulations thereunder and will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the SEC's rules and regulations thereunder; that all statements of fact contained therein will, when the same shall become effective, be true and correct; and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

         3. Indemnification

            (a) The Fund agrees to indemnify, defend and hold the Distributor, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor or any such controlling person may incur, under the Securities Act of 1933 (the "1933 Act") or the 1940 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus in effect from time to time or arising out

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                                      -3-
of or based upon any alleged omission to state a material fact required to be stated in either of them or necessary to make the statements in either of them not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Distributor against any liability to the Fund or its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Distributor's duties, or by reason of the Distributor's reckless disregard of the Distributor's obligations and duties under this Agreement. The Fund's agreement to indemnify the Distributor and any such controlling person is expressly conditioned upon the Fund being notified of any action brought against the Distributor or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York, and sent to the Fund by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought other than on account of the Fund's indemnity agreement contained in this paragraph 3a. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Fund and approved by the Distributor. In the event the Fund does elect to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Distributor, in good faith, does not approve of counsel chosen by the Fund, the Fund will reimburse the Distributor or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Fund's indemnification agreement contained in this paragraph 3a and its representations and warranties in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Distributor or any controlling person and shall survive the sale of any of Shares made pursuant to subscriptions obtained by the Distributor. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of the Distributor's successors and assigns, and to the benefit of any of its controlling persons and their successors and assigns. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any Shares.

         (b) The Distributor agrees to indemnify, defend and hold the Fund, its several officers and trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers or trustees, or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or trustees or such controlling person shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus as in effect from

299809.5
                                      -4-
time to time, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its officers and trustees, and any such controlling person is expressly conditioned upon the Distributor being notified of any action brought against the Fund, its officers or trustees or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at the Distributor's principal office in New York, New York, and sent to the Distributor by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Distributor shall have a right to control the defense of such action, with counsel of the Distributor's own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on the Distributor part, and in any other event the Distributor and the Fund, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the Fund, to its officers or trustees, or to such controlling person other than on account of the Distributor indemnity agreement contained in this paragraph 3b.

            (c) The Fund agrees to advise the Distributor immediately:

                (i) of any request by the SEC for amendments to the Registration Statement or Prospectus or for additional information,

               (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus or the initiation of any proceedings for that purpose,

              (iii) of the happening of any material event which makes untrue any statement made in the Registration Statement or Prospectus or which requires the making of a change in either of them in order to make the statements therein not misleading, and

               (iv) of all action of the SEC with respect to any amendments to the Registration Statement or Prospectus.

         4. Duration and Termination

            (a) This Agreement will become effective on the date hereof and will remain in effect thereafter for successive twelve-month periods (computed from each November 1st), provided that such continuation is specifically approved at least annually (i) by vote of the Board of Directors and of a majority of those of the directors who are not interested persons (as defined in the 1940 Act ) and the rules thereunder) of any such person who is party to this Agreement, cast in person at a meeting called for the purpose of voting on this

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                                      -5-

Agreement, and (ii) by the vote of more than 75% of the holders of the Fund's Common Stock. This Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of a majority of the entire Board of Directors, and by a vote of a majority of the Directors who are not interested persons (as defined in the 1940 Act) or (ii) by vote of a majority of the Fund's outstanding voting securities, as defined in the Act, on sixty days' written notice to the Distributor, or (iii) by the Distributor on sixty days' written notice to the Fund.

            (b) This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by the Distributor and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by the Distributor. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the SEC thereunder.

         5. Amendment

            This Agreement may not be amended without the approval of the holders of more than 75% of the Fund's outstanding Common Stock.

         6. Compensation of the Distributor and Fees Paid by the Fund.

            (a) The Fund will pay, or cause to be paid--

                (i) all costs and expenses of the Fund, including fees and disbursements of its counsel, in connection with the preparation and filing of the Registration Statement, Prospectus and Statement of Additional Information, and preparing and mailing to shareholders Prospectuses, Statements of Additional Information with respect to Shares, statements and confirmations and periodic reports (including the expense of setting in type the Registration Statement, Prospectus and Statement of Additional Information or any periodic report with respect to Shares);

               (ii) the cost of preparing temporary or permanent certificates for Shares;

              (iii) the cost and expenses of delivering to the Distributor at its office in New York all Shares purchased through it as agent hereunder;

               (iv) a nominal fee to the Distributor of $1.00;

                (v) all fees and disbursements of the Transfer Agent and Custodian with respect to the Fund;

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                                      -6-

               (vi) a fee to the Administrator of the Fund (pursuant to the Administrative Services Agreement); and

              (vii) a fee to the Adviser of the Fund (pursuant to the investment advisory agreement with such investment adviser).

            (b) The Distributor agrees that with respect to the sale of Shares, subject to the Fund's obligations under clause (iv) above, (a) after the Prospectus and Statement of Additional Information and periodic reports with respect to the Fund have been - set in type, it will bear the expense (other than the cost of mailing to shareholders of the Fund) of printing and distributing any copies thereof ordered by it which are to be used in connection with the offering or sale of Shares to any dealer or prospective investor, (b) it will bear the expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by any dealer in connection with the offering of Shares for sale to the public and any expense of sending confirmations and statements to any dealer having a sales agreement with the Distributor.

         7. Notices

         Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

         8. Governing Law

         This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.


299809.5
                                      -7-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their respective seals to be hereto affixed, all as of the day and year first above written.

[SEAL]                                      LEND LEASE HYPERION HIGH-YIELD CMBS
                                            FUND, INC.


                                            By__________________________________
                                                     Name:
                                                     Title:



[SEAL]                                      LEND LEASE CAPITAL MARKETS, INC.


                                            By__________________________________
                                                     Name:
                                                     Title:


299809.5
                                      -8-